Exhibit 5.1

June 18, 2026

Senti Biosciences Holdings, Inc.

2 Corporate Drive, First Floor

South San Francisco, CA 94080

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to Senti Biosciences Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (“Commission”) on June 18, 2026 of the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with respect to the reoffer and resale from time to time by the selling securityholder named in the prospectus (the “Prospectus”) forming a part of the Registration Statement under the heading “Selling Securityholder” (the “Selling Securityholder”) of up to 15,971,890 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) issuable upon the exchange of the Senior Secured Convertible Notes of Senti Holdings, Inc., our subsidiary (the “Notes”). All of the Shares are being registered on behalf of the Selling Securityholder. The Shares are to be offered and sold by the Selling Securityholder or its permitted transferee in the manner contemplated by the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company and of the Selling Securityholder as to factual matters without having independently verified such factual matters. We have assumed the accuracy and completeness of each document submitted to us, the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the resale of the Shares. Our opinion is limited to the matters stated herein and no opinion is

June 18, 2026

implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the Federal laws of the United States of America and the Delaware General Corporation Law (the “DGCL”). Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Notes, may cause the Notes to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. We have also assumed that at or prior to the time of the delivery of any of the Shares, the Registration Statement will have been declared effective under the Act.

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares have been duly authorized and, if issued on the date hereof upon the exchange of the Notes in accordance with the terms of the Notes and the resolutions adopted by the Board of Directors of the Company, would be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference in the Prospectus. In addition, we consent to the use of our name in the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP